                                                                   EXHIBIT 99.4

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Universal Outdoor Holdings, Inc.

    We have audited the accompanying statement of revenues and direct expenses of Ad-Sign for the year ended December 31, 1995. This statement is the responsibility of the company's management. Our responsibility is to express an opinion on this statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the statement of revenues and direct expenses audited by us presents fairly, in all material respects, the revenues and direct expenses of Ad-Sign for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

PRICE WATERHOUSE LLP

June 14, 1996
Chicago, Illinois

                                    AD-SIGN
                   STATEMENT OF REVENUES AND DIRECT EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

Gross revenues.....................................................  $   2,804
Less agency commissions............................................        224
                                                                     ---------
  Net revenues.....................................................      2,580
                                                                     ---------
                                                                     ---------

Direct expenses:
  Direct advertising expenses......................................        338
  General and administrative expenses..............................        402
  Depreciation and amortization....................................        454
                                                                     ---------
                                                                         1,194
                                                                     ---------
Operating income...................................................  $   1,386
                                                                     ---------
                                                                     ---------

    See accompanying notes to the statement of revenues and direct expenses.

                                    AD-SIGN
             NOTES TO THE STATEMENT OF REVENUES AND DIRECT EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995

NOTE 1 -- BASIS OF PRESENTATION AND DESCRIPTION OF THE BUSINESS:

    The Statement of Revenues and Direct Expenses for the year ended December 31, 1995 presents revenues from contracts for the 160 advertising display faces acquired from Ad-Sign, Inc. by Universal Outdoor Holdings, Inc. (Universal) in the first quarter of 1996. This financial statement excludes operating expenses which are not directly related to the assets acquired by Universal. Although Universal only acquired certain assets of Ad-Sign, Inc., this acquisition meets the criteria for a "business acquired" in accordance with Regulation S-X, Rule 3-05 of the Securities Exchange Act of 1934.

    Ad-Sign is an outdoor advertising company which owns and operates outdoor advertising display faces principally in Chicago, Illinois. Ad-Sign sells outdoor advertising space to national, regional and local advertisers.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES:

    The preparation of the statement of revenues and direct expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. The significant accounting policies used in the preparation of these financial statements are as follows.

REVENUES AND DIRECT EXPENSES

    Advertising revenues are generated from contracts with advertisers generally covering periods of one to twelve months. Ad-Sign recognizes revenues ratably over the contract term and defers customer prepayment of advertising fees. Costs incurred for the production of outdoor advertising displays are recognized in the initial month of the contract or as incurred during the contract period.

PREPAID LAND RENTS

    Most of Ad-Sign's outdoor advertising structures are located on leased land. Land rents are typically paid in advance for periods ranging from one to twelve months. Prepaid land rents are expenses ratably over the related rental term.

NOTE 3 -- SUBSEQUENT EVENT:

    In the first quarter of 1996, Ad-Sign, Inc. entered into an asset purchase agreement with Universal Outdoor Holdings, Inc. Under this agreement, Universal purchased 160 advertising display faces in the Chicago market for $12.5 million.